Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Nos. 333-181108, 333-181107, 333-150704, 333-97745, 333-90764 and 333-102602 on Form S-8 and Registration Statement No. 333-200740 on Form S-3 of Laboratory Corporation of America Holdings of our report dated March 3, 2015 with respect to the consolidated financial statements of Covance Inc. included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP
MetroPark, New Jersey
May 7, 2015